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                                                                    Exhibit 23.1


EXHIBIT 23.1 CONSENT OF KPMG LLP

The Board of Directors


Clarus Corporation:


We consent to incorporation by reference in the registration statements (Nos. 333-42600, 333-42602, 333-42604, 333-42606 and 333-59193 on Form S-8) of Clarus
Corporation of our reports dated February 6, 2001 relating to the consolidated balance sheet of Clarus Corporation and subsidiaries as of December 31, 2000, and the related consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for the year ended December 31, 2000 and the related financial statement schedule, which reports appear in the December 31, 2000 annual report on Form 10-K of Clarus Corporation.

/s/ KPMG LLP
Atlanta, Georgia
March 21, 2001


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